Exhibit 5.1

June 7, 2018

Madrigal Pharmaceuticals, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 400
West Conshohocken, Pennsylvania  19428

Ladies and Gentleman:

You have requested our opinion with respect to certain matters in connection with the offer and sale (i) by Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of 983,607 shares of (the “Primary Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) by certain stockholders of the Company (the “Selling Stockholders”) of 363,625 shares of Common Stock (the “Secondary Shares” and together with the Primary Shares, the “Offered Shares”) (pursuant to a Registration Statement on Form S-3ASR (File No. 333-225434) (the “Registration Statement”) filed with, and declared effective by, the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”) and the prospectus supplement relating to the offer and sale of the Offered Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).  We understand that the Offered Shares are being offered and sold by the Company and the Selling Stockholders to the several underwriters named in, and pursuant to, an underwriting agreement among the Company, the Selling Stockholders, and such underwriters (the “Underwriting Agreement”).  We are rendering this legal opinion in connection with the offer and sale of the Offered Shares pursuant to the Registration Statement and the Prospectus.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate.  We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

Based on the foregoing, we are of the opinion that the Offered Shares have been duly authorized and, when, issued and sold in the manner described in the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California and the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on the date hereof, which is incorporated by reference in the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is intended solely for use in connection with the offer and sale of the Offered Shares pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent.  This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Baker & Hostetler, LLP

BAKER & HOSTETLER, LLP